Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT FOR THE

WESTERN DISTRICT OF OKLAHOMA

IN RE SANDRIDGE ENERGY, INC. SHAREHOLDER DERIVATIVE LITIGATION	Case No. CIV-13-102-W Relating to All Derivative Actions

NOTICE OF PROPOSED PARTIAL SETTLEMENT OF

SHAREHOLDER DERIVATIVE LITIGATION

TO:	ALL PERSONS WHO OWNED SHARES OF SANDRIDGE ENERGY, INC. (“SANDRIDGE” or the “COMPANY”) COMMON STOCK AS OF OCTOBER 9, 2015 AND CONTINUE TO OWN SUCH SHARES.

The purpose of this Notice is to inform you about: (i) the pendency of the above-captioned shareholder derivative lawsuit (the “Consolidated Action”), which was brought by certain SandRidge shareholders on behalf of and for the benefit of SandRidge in the United States District Court for the Western District of Oklahoma (the “Court”); (ii) a proposed partial settlement of the Consolidated Action (the “Settlement”), subject to Court approval, as provided in a Stipulation and Agreement of Settlement (the “Stipulation”) that was filed with the Court and is available for review as indicated at paragraph 36 below; (iii) the hearing that the Court will hold on December 18, 2015 to determine whether to approve the partial Settlement and to consider Co-Lead Counsels’ application for an award of attorneys’ fees and for reimbursement of litigation expenses incurred in the prosecution of the Consolidated Action (the “Settlement Hearing”); and (iv) current shareholders’ rights with respect to the proposed partial Settlement and Co-Lead Counsels’ application for attorneys’ fees and reimbursement of expenses.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS

WILL BE AFFECTED BY THIS LITIGATION.

The Stipulation was entered into as of October 7, 2015, between and among: (1) lead plaintiff Paul Elliot, on behalf of the Paul Elliot IRA R/O, and plaintiffs Arthur I. Levine, Lisa Ezell, Jefferson L. Mangus, Tyler D. Mangus, Claudia D. Fanelli, Joan Brothers, and Deborah Depuy (each, a “Plaintiff”; collectively, “Plaintiffs”); (2) the Special Litigation Committee (as further defined below, the “SLC”) of the Board of Directors (the “Board”) of nominal defendant SandRidge Energy, Inc. (“SandRidge” or the “Company”); (3) defendants Jim J. Brewer, Everett R. Dobson, William A. Gilliland, Daniel W. Jordan, Roy T. Oliver, Jr., and Jeffrey S. Serota (the “Independent Directors”); and (4) defendant Tom L. Ward (“Ward”) (the Independent Directors and Ward are referred to collectively as the “Settling Defendants”), subject to the approval of the Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure. Defendants WCT Resources, L.L.C. (“WCT”), 192 Investments, L.L.C. (“192”), and TLW Land & Cattle, L.P. (“TLW”) (collectively, the “Ward Entity Defendants”) are not parties to the Settlement. The Consolidated Action continues against the Ward Entity Defendants.

Because this Consolidated Action was brought as a derivative action on behalf of and for the benefit of SandRidge, any monetary benefits from the Settlement will go to SandRidge. Individual SandRidge shareholders will not receive any direct payment from the Settlement.

The following description of the Consolidated Action and Settlement does not constitute findings of the Court. It is based on statements of Plaintiffs and the Settling Defendants (the “Settling Parties”) and should not be understood as an expression of any opinion of the Court as to the merits of any of the claims or defenses raised by any of the Settling Parties. The Court has not yet approved the Settlement.

All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Stipulation.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Consolidated Action, the terms of the proposed Settlement, and how the proposed Settlement affects SandRidge shareholders’ legal rights.

2. In a derivative action, one or more people and/or entities who are current shareholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

3. As described more fully below, current SandRidge shareholders1 have the right to object to the proposed Settlement and the application by Co-Lead Counsel for an award of attorneys’ fees and expenses. Current SandRidge shareholders have the right to appear and be heard at the Settlement Hearing, which will be held on December 18, 2015, at 10:00 a.m., before the Honorable Lee R. West, at the United States District Court for the Western District of Oklahoma, 200 N.W. 4th Street, Oklahoma City, Oklahoma 73102. At the Settlement Hearing, the Court will determine: (i) whether the Settlement should be approved; (ii) whether the Released Claims against the Settling Defendants should be dismissed with prejudice as set forth in the Stipulation; and (iii) whether Co-Lead Counsels’ request for an award of attorneys’ fees and reimbursement of litigation expenses should be approved by the Court.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

4. Between December 19, 2012 and March 22, 2013, five derivative action complaints were filed in the United States District Court for the Western District of Oklahoma, alleging, among other things, that the Independent Directors breached their fiduciary duties and wasted corporate assets by allowing Ward to engage in self-interested and conflicted behavior,

[1]

Shareholders that owned SandRidge common stock as of October 9, 2015 and continue to own such stock through December 18, 2015, the date of the Settlement Hearing, are current SandRidge shareholders (“Current Shareholder”).

by failing to prevent him from taking improper and illegal actions, and by granting wasteful compensation packages to Ward and other senior executives. Certain of the complaints also alleged claims against Ward for self-dealing, usurpation of SandRidge’s corporate opportunities, and misappropriation of SandRidge’s assets.

5. On April 10, 2013, the Court consolidated the five actions, appointed Paul Elliot, on behalf of the Paul Elliot IRA R/O as Lead Plaintiff, and appointed Kaplan Fox & Kilsheimer LLP (“Kaplan Fox”) and Whitten Burrage as Co-Lead Counsel for the Consolidated Action.

6. On May 1, 2013, Plaintiffs filed a Consolidated and Verified Shareholder Derivative Complaint (the “Complaint”). The Complaint realleged the claims identified above in Paragraph 4, and further alleged claims for violations of Section 14(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 14a-9 promulgated thereunder.

7. On June 3, 2013, the Independent Directors, Ward, and the Ward Entity Defendants (collectively, “Defendants”) moved to dismiss the Complaint. Following extensive briefing, on September 11, 2013, the Court issued an Order dismissing the Complaint, and granting Plaintiffs leave to file an amended complaint.

8. On October 9, 2013, Plaintiffs filed a Consolidated, Amended and Verified Shareholder Derivative Complaint (the “Amended Complaint”). The Amended Complaint realleged all of the claims alleged in the Complaint, except for the claims for constructive fraud, civil conspiracy, and claims under the Exchange Act. On November 15, 2013, Defendants moved to dismiss the Amended Complaint.

9. Following extensive briefing, on September 22, 2014, the Court issued orders denying the Independent Directors’ motion in its entirety, denying Ward and TLW’s motion as to the claims for misappropriation of SandRidge’s assets and denying TLW’s motion as to the claims for unjust enrichment, and denying 192 and WCT’s motion as to the claims for misappropriation of SandRidge’s assets, and unjust enrichment. In re SandRidge Energy, Inc. S’holder Derivative Litig., 302 F.R.D. 628 (W.D. Okla. 2014). The motions to dismiss were granted as to all other causes of action.

10. On September 26, 2014, the Board of Directors of SandRidge formed a Special Litigation Committee (the “SLC”). On October 9, 2014, the SLC moved for a six-month stay of the Consolidated Action in order to facilitate an independent review, investigation, and determination with respect to the claims asserted by Plaintiffs. Plaintiffs opposed this motion. Following extensive briefing, on October 22, 2014, the Court issued an Order denying the SLC’s motion to stay the Consolidated Action.

11. Starting in October 2014, the parties engaged in discovery. Plaintiffs served numerous document requests and interrogatories. Plaintiffs also served several subpoenas to non-parties, including land brokers. To date, hundreds of thousands of documents have been produced and plaintiffs have taken several depositions, including the deposition of Mayer Brown, LLP concerning certain topics relating to Mayer Brown’s engagement by the Audit Committee of SandRidge to investigate allegations against Ward and certain allegedly related parties.

12. On January 30 and March 27, 2015, the parties mediated before former U.S. District Judge Layn R. Phillips. After the mediations, the parties continued negotiations with the assistance of Judge Phillips.

13. On March 30, 2015, Independent Directors moved for judgment on the pleadings that Plaintiffs had not asserted a claim against the Independent Directors based on their decision to terminate Ward without cause and had no right to recover on any such claim. On April 28, 2015, the Court denied Independent Directors’ motion for judgment on the pleadings. On June 2, 2015, Judge West ordered the Independent Directors to produce documents concerning Ward’s termination in response to a motion to compel filed by Plaintiffs on March 31, 2015. The Court ruled that production of these documents was required because the decision of the SandRidge Board to terminate Ward “without cause,” resulting in the payment of severance compensation to Ward, was an aspect of Plaintiffs’ waste claim.

14. On June 22, 2015, Plaintiffs and the Settling Defendants reached an agreement in principle to settle the claims alleged in the Consolidated Action against the Settling Defendants, subject to a number of terms and conditions including the negotiation of a mutually acceptable long form Stipulation of Settlement.

15. The parties entered into the Stipulation on October 7, 2015, and on October 9, 2015, the Court preliminarily approved the Settlement in which, among other things, the Court (i) directed that this Notice be mailed to all shareholders of record as of October 9, 2015, attached as an exhibit to a Form 8-K filed with the U.S. Securities and Exchange Commission, and be posted, along with a copy of the Stipulation, on SandRidge’s corporate website and on Kaplan Fox’s website, and (ii) scheduled the Settlement Hearing to consider whether to grant Final Approval to the Settlement.

WHAT ARE THE BENEFITS OF THE SETTLEMENT?

16. In exchange for the Release described below in Paragraphs 21-25, the Settling Defendants’ insurers have agreed to make a payment of $38 million in cash (the “Settlement Payment”), which shall be paid to the Company to the extent that funds remain after deducting certain Designated Litigation Expenses, as defined in the Stipulation, arising from a separate Securities Litigation against SandRidge and certain of its current or former officers or directors. As further consideration for the Settlement, SandRidge and the SLC agree to create and effectuate the following corporate governance measures:

•	Amend SandRidge’s bylaws (Article III, Section 1(b)) to eliminate its staggered board, or in the alternative, eliminate the requirement in Article IX of SandRidge’s bylaws (as amended on November 19, 2012) that bylaw changes affecting the staggered board can be made only by holders of more than 50% of the voting power of issued and outstanding stock;

•	Amend SandRidge’s corporate governance guidelines to provide that any director who fails to get a majority vote for two elections in a row will not be able to run for a third election;

•	Submit to a stockholder vote the question whether to amend SandRidge’s charter to lower the minimum number of shareholder votes required to call a special meeting of shareholders from 50% to 25%;

•	Amend SandRidge’s bylaws to require poison pills: (i) to be approved by affirmative vote of at least 75% of the Board; and (ii) to expire after 6 months, unless they are authorized or ratified by shareholder vote;

•	Formally separate the positions of chairman of the board and chief executive officer;

•	Director (and Executive Officer) Education. Directors shall participate in an initial orientation program upon election to the Board and in regular continuing education programs thereafter, in order that they fully understand their directorial responsibilities and can faithfully fulfill their fiduciary duties. Such continuing education, outlining the essential elements of best corporate governance practices and informing directors of new developments in this area, shall be conducted by the Company’s general counsel (if that position is occupied) or otherwise by a designated outside counsel with corporate governance expertise. Executive officers of the Company shall similarly participate in such orientation program upon joining the Company, and all executive officers shall participate in such regular continuing education programs; and

•	Reform SandRidge’s executive compensation policies by modifying the Company’s corporate governance guidelines to:

a.	reduce executives’ ability to engage in insider trading and incentive to engage in stock manipulation around sales by requiring executives to sell shares pursuant to a non-terminable 10b5-1 plan;

b.	adopt and implement an executive compensation claw-back policy consistent with any final rule adopted by the Securities and Exchange Commission pursuant to the rulemaking process that is presently underway;

c.	prohibit SandRidge directors, officers, and designated key executives from engaging in transactions in puts, calls or other derivatives related to Company securities or trust securities on an exchange or in any other organized market; and

d.	move from tri-annual to bi-annual say-on-pay.

To the extent such reforms have already been implemented, SandRidge agrees to maintain the Corporate Governance Measures in place for at least 5 years; provided, however, that amendments to such reforms are permitted as necessary to comply with any future New York Stock Exchange or Securities and Exchange Commission rules.

WHAT ARE PLAINTIFFS’ REASONS FOR THE SETTLEMENT?

17. Plaintiffs and Co-Lead Counsel believe that the claims asserted against the Settling Defendants have merit. Plaintiffs and Co-Lead Counsel recognize, however, the expense and length of continued proceedings necessary to pursue their claims against the Settling Defendants through trial and appeal. Plaintiffs and Co-Lead Counsel have taken into account the possibility that the claims asserted in the Amended Complaint might have been dismissed in response to motions for summary judgment by the Settling Defendants, and have also considered the defenses available to the Settling Defendants at trial and other issues that would have been decided by a jury in the event of a trial of the Consolidated Action.

18. In light of the significant corporate governance measures and cash payment created by the Settlement, Plaintiffs and Co-Lead Counsel, the Company, and the SLC believe that the proposed Settlement is fair, reasonable, adequate, and in the best interests of SandRidge. The Settlement provides substantial immediate benefits to SandRidge without the risk that continued litigation could result in obtaining similar or lesser relief for SandRidge after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

19. The Settling Defendants have denied the claims asserted against them and disclaim any liability or damages or having engaged in any wrongdoing or violation of law of any kind whatsoever and have entered into the Settlement solely in order to avoid the expense, risk, distraction and uncertainty of further litigation. Accordingly, the Settlement may not be construed as an admission of the Settling Defendants’ wrongdoing, nor construed or deemed to be evidence of or an admission or concession on the part of any Settling Defendant with respect to the merits of any claim, nor of any infirmity in the defenses that the Settling Defendants have, or could have, asserted in this Consolidated Action. Likewise, the Settlement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Plaintiff of any infirmity in the claims that Plaintiffs have, or could have, asserted.

WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT?

20. If there were no Settlement and Plaintiffs failed to establish any essential legal or factual element of their claims, SandRidge would not receive any of the benefits of the Settlement, as described above, some of which have been created to prevent the reoccurrence of the wrongdoing alleged by Plaintiffs in the Consolidated Action, which the Settling Defendants have denied.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

21. If the Settlement is approved, the Court will enter a judgment (the “Judgment”). Plaintiffs, SandRidge, the SLC (on behalf of the Company), and all Company Stockholders (derivatively on behalf of the Company) shall, by operation of the Judgment and to the fullest extent permitted by law, (i) release and be deemed to release and forever discharge the Released Claims (including Unknown Claims) against the Released Persons, (ii) covenant and be deemed to covenant not to prosecute any Released Claims (including Unknown Claims) against any Released Persons, and (iii) forever be barred and enjoined from asserting any Released Claims (including Unknown Claims) against any Released Persons.

22. “Released Claims” means any and all Claims, with the exception of the Excluded Claims, that have been or could have been, or in the future can or might be, asserted by SandRidge, or derivatively on behalf of SandRidge, in any court, tribunal, or proceeding against any Released Person arising out of or relating in any way, directly or indirectly, to:

(i) any fact, circumstance, conduct, transaction or allegation asserted or referred to in the Amended Complaint, the Supplemental Disclosures, or any Other Derivative Complaint;

(ii) the compensation, perquisites or severance paid to or received by Ward or any other officer or director of SandRidge prior to the filing of the Amended Complaint on October 9, 2013;

(iii) the Board’s oversight or alleged lack of oversight of land, real property, or mineral rights transactions or related activities of SandRidge, its officers, directors, or employees, or the Non-Settling Defendants, prior to the filing of the Amended Complaint on October 9, 2013;

(iv) the approval or oversight of the Employment Agreements;

(v) the Board’s decision to terminate Tom Ward “without Cause;”

(vi) the Related Party Transactions;

(vii) any alleged usurpation of corporate opportunities of SandRidge or misappropriation of confidential information of SandRidge;

(viii) the Chechele Litigation or the subject matter thereof; and

(ix) the TPG-Axon Consent Solicitation, the TPG Litigation or the subject matter thereof, the Kallick Litigation or the subject matter thereof, or the Defensive Measures.

23. “Released Persons” means all current and former officers and directors of SandRidge, including but not limited to Tom Ward, the Independent Directors, Stephen Beasley, Edward Moneypenny, Alan Weber, Dan Westbrook, James Bennett, Matthew Grubb, D. Dwight Scott, Stuart Ray, and Phil Warman and all of their respective agents, attorneys, financial or business advisors, consultants, heirs, representatives, executors, trustees, partners or general or limited partnerships, owned or affiliated entities, spouses, family members, estates, administrators, insurers and reinsurers. For the avoidance of doubt, the Settling Parties expressly acknowledge and agree that the definition of Released Persons does not include the Non-Settling Defendants.

24. “Excluded Claims” means any claims in the State Derivative Litigation that SandRidge may have for breach of fiduciary duty against Tom Ward, Matthew Grubb, James Bennett, William Gilliland, Jeffrey Serota, Everett Dobson, Jim J. Brewer, Daniel W. Jordan, Roy Oliver, D. Dwight Scott, or Stuart W. Ray based on allegations that each breached his fiduciary obligations by (i) making or approving the alleged misrepresentations concerning SandRidge’s oil and gas assets and business prospects at issue in the complaints filed to date in the Securities Litigation, and/or (ii) failing to implement adequate internal controls and procedures to ensure the accuracy of the financial reporting and disclosures at issue in the complaints filed to date in the Securities Litigation.

25. “Unknown Claims” means any Released Claims that SandRidge, the SLC, Plaintiffs or any other Company Stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Claims released by this Stipulation, the Settling Parties and all Company Stockholders shall be deemed to have, and by operation of the Judgment shall have, waived the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties and all Company Stockholders shall be deemed to have, and by operation of the Judgment shall have, waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. The Settling Parties and all Company Stockholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the Claims released by this Settlement but nonetheless, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released all such Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties and all Company Stockholders shall be deemed by operation of the Judgment to have acknowledged that the foregoing waivers were separately bargained for and are key elements of this Settlement and the releases granted herein.

WHO REPRESENTS PLAINTIFFS AND HOW WILL THE ATTORNEYS BE PAID?

26. On April 10, 2013, the Court appointed Kaplan Fox and Whitten Burrage as Co-lead Counsel in the Consolidated Action. Co-Lead Counsel have not received any payment for their services in pursuing the claims against Defendants in the Consolidated Action, nor have Co-Lead Counsel been reimbursed for their out-of-pocket expenses.

27. Co-Lead Counsel intends to apply to the Court for an award of attorneys’ fees and expenses incurred in connection with the prosecution of the Consolidated Action to Co-Lead Counsel from the $38 million paid into escrow by the Insurers in the amount of $13 million. The Court will determine the ultimate amount of any fee award, and the Settlement is not conditioned upon such an award.

WHEN AND WHERE WILL THE COURT RULE ON APPROVAL OF THE SETTLEMENT?

DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING?

28. The Settlement Hearing will be held on December 18, 2015, at 10:00 a.m., before the Honorable Lee R. West, at the United States District Court for the Western District of Oklahoma, 200 N.W. 4th Street, Oklahoma City, Oklahoma 73102. The Court may approve the Settlement or the application for attorneys’ fees and expenses at or after the Settlement Hearing without further notice to Current Shareholders.

29. If you owned SandRidge common stock as of October 9, 2015 and continue to own such stock through December 18, 2015, the date of the Settlement Hearing, you may, if you wish to do so, comment to the Court on the proposed Settlement and/or the application for an award of attorneys’ fees and reimbursement of litigation expenses. Current Shareholders who do not wish to object in person to the proposed Settlement and/or the application for attorneys’ fees and expenses, do not need to attend the Settlement Hearing.

30. Co-Lead Counsel will file papers with the Court in support of the Settlement and application for an award of attorneys’ fees and expenses incurred in connection with the prosecution of the Consolidated Action on or before November 27, 2015.

31. Objections or oppositions must be in writing and must be filed together with proof that you owned shares of SandRidge common stock as of October 9, 2015 and continue to own such shares, with the Clerk’s Office at the address set forth below on or before December 4, 2015. You must also serve the papers on Co-Lead Counsel and Defendants’ Counsel at the addresses set forth below so that the papers are received on or before December 4, 2015.

32. Co-Lead Counsel will file reply papers with the Court, if any, on or before December 11, 2015.

Clerk’s Office UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF OKLAHOMA Clerk of the Court 200 N.W. 4th St. Oklahoma City, Oklahoma 73102	Co-Lead Counsel KAPLAN FOX & KILSHEIMER LLP Robert N. Kaplan 850 Third Avenue, 14th Floor New York, New York 10022 Telephone: (212) 687-1980 Facsimile: (212) 687-7714 rkaplan@kaplanfox.com

Co-Lead Counsel WHITTEN BURRAGE Michael Burrage, OBA #1350 1215 Classen Drive Oklahoma City, Oklahoma 73103 Telephone: (405) 516-7800 Facsimile: (405) 516-7859 mburrage@whittenburragelaw.com	Counsel for the Independent Directors COVINGTON & BURLING LLP Mark P. Gimbel The New York Times Building 620 Eighth Avenue New York, NY 10018-1405 (212) 841-1000 mgimbel@cov.com

Counsel for the SLC of SandRidge DEBEVOISE & PLIMPTON LLP Maeve O’Connor 919 Third Avenue New York, New York 10022 mloconnor@debevoise.com	Counsel for Defendant Ward LATHAM & WATKINS, LLP J. Christian Word 555 Eleventh Street, Suite 1000 Washington, D.C. 20004 christian.word@lw.com

33. A Current Shareholder who or which wishes to be heard orally at the hearing in opposition to the approval of the Settlement or Co-Lead Counsels’ request for an award of attorneys’ fees and expenses, and has filed and served a timely written objection as described above, also must notify the above counsel on or before December 4, 2015 concerning his, her, or its intention to appear. Current Shareholders who or which intend to object and desire to present evidence at the Settlement Hearing must include in their written objections the identity of any witnesses they may call to testify at the Settlement Hearing and the exhibits they intend to introduce into evidence at the Settlement Hearing.

34. The Settlement Hearing may be adjourned by the Court without further written notice to Current Shareholders. If you intend to attend the Settlement Hearing, you should confirm the date and time with Co-Lead Counsel.

35. Unless the Court orders otherwise, any Current Shareholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement or Co-Lead Counsels’ request for an award of attorneys’ fees and expenses. Current Shareholders do not need to appear at the hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

36. This Notice contains only a summary of the terms of the proposed Settlement. More detailed information about the Consolidated Action is available at www.kaplanfox.com, including, among other documents, the Amended Complaint and the Stipulation of Settlement.

You or your attorney may examine the Court files for In re SandRidge Energy, Inc. Shareholder Derivative Litigation, No. CIV-13-102-W during regular business hours at the Western District of Oklahoma Court. Questions about the Settlement or about this Notice in general should be directed to:

Co-Lead Counsel KAPLAN FOX & KILSHEIMER LLP Robert N. Kaplan 850 Third Avenue, 14th Floor New York, New York 10022 Telephone: (212) 687-1980 Facsimile: (212) 687-7714 rkaplan@kaplanfox.com	Co-Lead Counsel WHITTEN BURRAGE Michael Burrage, OBA #1350 1215 Classen Drive Oklahoma City, Oklahoma 73103 Telephone: (405) 516-7800 Facsimile: (405) 516-7859 mburrage@whittenburragelaw.com

You should ask Co-Lead Counsel to confirm receipt of any email correspondence regarding the Settlement of this Notice within three business days. If Co-Lead Counsel do not confirm receipt within three business days, you should call to ensure receipt.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE CLERK OF

COURT REGARDING THIS NOTICE.

Dated: October 26, 2015

By Order of the Clerk of Court United States District Court for the Western District of Oklahoma